Exhibit 99.1(iv)
LIJIANG COLLEGE OF
GUANGXI NORMAL UNIVERSITY
CONDENSED FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2009
(UNAUDITED)

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LIJIANG COLLEGE OF
GUANGXI NORMAL UNIVERSITY
CONTENTS

Pages

Condensed Balance Sheet as of September 30, 2009 (Unaudited)	F-1

Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2009 and 2008 (Unaudited)	F-2

Unaudited Statements of Cash Flows for the nine months ended September 30, 2009 and 2008 (Unaudited)	F-3

Notes to Condensed Financial Statements (Unaudited)	F4 - F7

LIJIANG COLLEGE OF GUANGXI NORMAL UNIVERSITY
CONDENSED BALANCE SHEET (Unaudited)
(In thousands, except share-related data)

As of September 30, 2009
RMB
ASSETS
CURRENT ASSETS
Cash and cash equivalents	72,493
Accounts receivable, net	23,873
Prepaid expenses and other current assets	6,537

Total Current Assets	102,903

PROPERTY AND EQUIPMENT, NET	254,854

OTHER ASSETS
Land use rights, net	16,747

TOTAL ASSETS	374,504

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	7,295
Accrued expenses and other current liabilities	80,714
Income tax payable	6,038
Deferred revenue	106,899
Due to holding company	30,540

Total Current Liabilities	231,486

NON-CURRENT LIABILITIES
Notes payable	90,000

TOTAL LIABILITIES	321,486

COMMITMENTS AND CONTINGENCIES	—

SHAREHOLDERS’ EQUITY
Registered capital	18,580
Retained earnings (Unappropriated)	34,438

Total Shareholders’ Equity	53,018

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	374,504

The accompanying notes are an integral part of these condensed financial statements

LIJIANG COLLEGE OF GUANGXI NORMAL UNIVERSITY
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except share-related data)

	For the three	For the three	For the nine	For the nine
	months	months	months	months
	ended	ended	ended	ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
	RMB	RMB	RMB	RMB

REVENUES	27,472	22,675	79,691	64,836

COST OF REVENUES	(17,541)	(15,514)	(56,705)	(48,321)

GROSS PROFIT	9,931	7,161	22,986	16,515

OPERATING EXPENSES

General and administrative expenses	(39)	(1)	(74)	—

INCOME FROM OPERATIONS	9,892	7,160	22,912	16,515

OTHER INCOME (EXPENSES)

Interest income	39	35	69	164

Bank loan interest	(1,811)	(2,353)	(5,838)	(6,663)

Other income	—	—	—	71

Total Other (Expenses) Income, net	(1,772)	(2,318)	(5,769)	(6,428)

INCOME BEFORE TAXES	8,120	4,842	17,143	10,087

INCOME TAX EXPENSE	(1,218)	(726)	(2,571)	(1,513)

NET INCOME ATTRIBUTABLE TO THE COMPANY	6,902	4,116	14,572	8,574

The accompanying notes are an integral part of these condensed financial statements

LIJIANG COLLEGE OF GUANGXI NORMAL UNIVERSITY
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	For the nine months ended September 30,
	2009	2008
	RMB	RMB
CASH FLOWS FROM OPERATING ACTIVITIES
Net income attributable to the Company	14,572	8,574
Adjusted to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	14,689	13,089
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	(12,508)	(13,342)
Prepaid expenses and other current assets	57,225	6,967
Increase (decrease) in:
Deferred revenue	38,555	38,056
Accounts payable	7,295	5,822
Accrued expenses and other current liabilities	31,398	(5,548)
Income tax payable	2,572	1,513

Net cash provided by operating activities	153,798	56,131

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(75,113)	(23,319)

Net cash used in investing activities	(75,113)	(23,319)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of loans from holding company	(3,920)	(10,000)
Bank loans borrowed	—	15,000
Bank loans repaid	(15,000)	—

Net cash (used in) provided by financing activities	(18,920)	5,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	59,765	37,812

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	12,728	19,942

CASH AND CASH EQUIVALENTS AT END OF PERIOD	72,493	57,754

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest expenses	5,838	6,663

The accompanying notes are an integral part of these condensed financial statements

LIJIANG COLLEGE OF
GUANGXI NORMAL UNIVERSITY
NOTES TO THE CONDENSED
FINANCIAL STATEMENTS (UNAUDITED)
(In thousands, except share-related data)
NOTE 1	BASIS OF PRESENTATION

Lijiang College of Guangxi Normal University (“LJC” or “the College”) was incorporated in the People’s Republic of China (“PRC”) on September 8, 2005. LJC is an education and career preparation college that offers bachelor degree and diploma courses in tourism management, advertising, language studies, computer engineering, finance economics, music, art and physical education. Revenue is generated primarily from student tuition fees and student boarding charges.

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, the unaudited condensed financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company’s financial position as of September 30, 2009, the results of operations for the three and nine months ended September 30, 2009 and 2008 and cash flows for the nine months ended September 30, 2009 and 2008. The results for the three months and nine months ended September 30, 2009 are not necessarily indicative of the results to be expected for a full year. These financial statements should be read in conjunction with the audited financial statements and footnotes for the year ended December 31, 2008.

FASB Launches New Accounting Standards Codification

In June 2009 the Financial Accounting Standards Board (“FASB”) issued FASB Accounting Standards Codification (“Codification”) as the single source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities effective for interim and annual periods ending after September 15, 2009. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The Codification supersedes all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification have become non-authoritative.

Following the Codification, FASB will not issue new standards in the form of Statements, FASB Staff Positions (“FSP”) or Emerging Issues Task Force (“EITF”) Abstracts. Instead, it will issue Accounting Standards Updates, which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

GAAP is not intended to be changed as a result of the FASB’s Codification, but it will change the way the guidance is organized and presented. As a result, these changes will have a significant impact on how companies reference GAAP in their financial statements and in their accounting policies. The Trust has adopted the Codification in this quarterly report by using plain English to describe FASB broad topic references.

NOTE 2	RECENT ACCOUNTING STANDARDS AND PRONOUNCEMENTS

In December 2008, the FASB issued Staff Position No. FAS 132(R)-1 “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”) (ASC Topic 715-20-65). FSP FAS 132(R)-1 (ASC Topic 715-20-65) requires more detailed disclosures about employers’ plan assets in a defined benefit pension or other postretirement plan, including employers’ investment strategies, major categories of plan assets, concentrations of risk within plan assets, and inputs and valuation techniques used to measure the fair value of plan assets. FSP FAS 132(R)-1 (ASC Topic 715-20-65) also requires, for fair value measurements using significant unobservable inputs (Level 3), disclosure of the effect of the measurements on changes in plan assets for the period. The disclosures about plan assets required by FSP FAS 132(R)-1 (ASC Topic 715-20-65) must be provided for fiscal years ending after December 15, 2009. As this pronouncement is only disclosure-related, it will not have an impact on the financial position and results of operations.

In May 2009, the FASB issued a new statement that establishes general standards of accounting for, and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. The new statement, located in ASC Topic 855 Subsequent Events (formerly SFAS 165, Subsequent Events) requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected, that is, whether that date represents the date the financial statements were issued or were available to be issued. The new statement is effective for interim or annual periods ending after June 15, 2009, which was the quarter ending June 30, 2009 for the Company. The adoption of this new statement did not have a material impact on our consolidated financial statements.

In June 2009, the FASB issued SFAS No. 166 “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”) (ASC Topic 810). SFAS 166 (not part of the codification yet) amends various provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities—a replacement of FASB Statement No. 125” by removing the concept of a qualifying special-purpose entity and removes the exception from applying FIN 46(R) to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. SFAS 166 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 860, “Transfers and Servicing” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In June 2009, the FASB issued SFAS No. 167 “Amendments to FASB Interpretation No. 46(R)” (“SFAS 167”) (not part of the codification yet). SFAS 167 amends FASB Interpretation No. 46 (Revised December 2003) “Consolidation of Variable Interest Entities—an interpretation of ARB No. 51” (FIN 46(R)) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity; to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity; to add an additional reconsideration event for determining whether an entity is a variable interest entity when any changes in facts and circumstances occur such that holders of the equity investment at risk, as a group, lose the power from voting rights or similar rights of those investments to direct the activities of the entity that most significantly impact the entity’s economic performance; and to require enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS 167 will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Early adoption is not permitted. This guidance will be codified under FASB ASC Topic 810, “Consolidation” when it becomes effective. The Company does not expect the standard to have any impact on the Company’s financial position.

In July, 2009, the FASB issued authoritative pronouncement, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles — a replacement of FASB Statement No. 162”, the FASB Accounting Standards Codification (the “Codification”) became the single source of authoritative nongovernmental US GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of this pronouncement did not have a significant effect on the Company’s consolidated financial position or results of operations.

In August 2009, the FASB issued ASU No. 2009-05 “Measuring Liabilities at Fair Value”, now codified under FASB ASC Topic 820, “Fair Value Measurements and Disclosures”, (“ASU 2009-05”) which amends Fair Value Measurements and Disclosures — Overall (ASC Topic 820-10) to provide guidance on the fair value measurement of liabilities. This update requires clarification for circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1) a valuation technique that uses either the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as an asset; or 2) another valuation technique that is consistent with the principles in ASC Topic 820 such as the income and market approach to valuation. The amendments in this update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. This update further clarifies that if the fair value of a liability is determined by reference to a quoted price in an active market for an identical liability, that price would be considered a Level 1 measurement in the fair value hierarchy. Similarly, if the identical liability has a quoted price when traded as an asset in an active market, it is also a Level 1 fair value measurement if no adjustments to the quoted price of the asset are required. This update is effective for our fourth quarter 2009. Management does not expect this new guidance to have a material impact on the Company’s financial statements.

In October 2009, the FASB issued ASU 2009-13, “Multiple-Deliverable Revenue Arrangements”, now codified under FASB ASC Topic 605, “Revenue Recognition”, (“ASU 2009-13”). ASU 2009-13 requires entities to allocate revenue in an arrangement using estimated selling prices of the delivered goods and services based on a selling price hierarchy. The amendments eliminate the residual method of revenue allocation and require revenue to be allocated using the relative selling price method. ASU 2009-13 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU2009-13 on our financial statements.

In October 2009, the FASB issued ASU 2009-14, “Certain Arrangements That Include Software Elements, now codified under FASB ASC Topic 985, “Software”, (“ASU 2009-14”). ASU 2009-14 removes tangible products from the scope of software revenue guidance and provides guidance on determining whether software deliverables in an arrangement that includes a tangible product are covered by the scope of the software revenue guidance. ASU 2009-14 should be applied on a prospective basis for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. Management is currently evaluating the potential impact of ASU 2009-14 on our financial statements.

In October, 2009, the FASB issued ASU 2009-15, “Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing”, now codified under FASB ASC Topic 470 “Debt”, (“ASU 2009-15”), and provides guidance for accounting and reporting for own-share lending arrangements issued in contemplation of a convertible debt issuance. At the date of issuance, a share-lending arrangement entered into on an entity’s own shares should be measured at fair value in accordance with Topic 820 and recognized as an issuance cost, with an offset to additional paid-in capital. Loaned shares are excluded from basic and diluted earnings per share unless default of the share-lending arrangement occurs. The amendments also require several disclosures including a description and the terms of the arrangement and the reason for entering into the arrangement. The effective dates of the amendments are dependent upon the date the share-lending arrangement was entered into and include retrospective application for arrangements outstanding as of the beginning of fiscal years beginning on or after December 15, 2009. Management is currently evaluating the potential impact of ASU 2009-15 on our financial statements.

NOTE 3	NOTES PAYABLE-LONG-TERM

Notes payable consisted of the following:

September 30,
2009
RMB

Note payable to a bank at bank’s prime rate plus 10% per annum, guaranteed by a related party, due progressively to March 29, 2014.	90,000

90,000

Maturities are as follows:

For the nine months ended September 30,
2011	10,000
2012	20,000
2013	25,000
2014	30,000
2015	5,000

90,000

Interest expense paid for the three and nine months ended September 30, 2009 and 2008 were RMB1,811, RMB2,353, RMB5,838 and RMB6,663, respectively.

NOTE 4	RELATED PARTY TRANSACTIONS

As of September 30, 2009, the College owed its holding company, China Lianhe Biotechnology Co., Ltd. (“Lianhe”) RMB30,540 which is unsecured, interest free and repayable on demand.

NOTE 5	SIGNIFICANT MATTER

East Achieve Limited (“EA”) was incorporated on September 15, 2004 in the British Virgin Islands as a limited liability company. EA is an investment holding company. EA established Shanghai Xijiu Information and Technology Co., Ltd. (“Xijiu”) in the PRC as a wholly owned subsidiary on January 20, 2005. The business activities of Xijiu are information technology development, consulting services and investment holding. On September 9, 2009, Xijiu acquired the entire equity interest of Lianhe which owned the entire equity interest of LJC. On September 28, 2009, the shareholder of EA entered into a Share Transfer Agreement with ChinaCast Communication Holdings Limited (“CCH”) to dispose the entire equity interest in EA to CCH. This transaction was consummated on October 5, 2009.

NOTE 6	SUBSEQUENT EVENT

The College entered into the Land Expropriation Agreement with Guilin Yanshan District Government on November 16, 2009 to compensate the District Government of approximately RMB15,541 for land clearance charges under the agreement.